UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report:  October 25, 2006
(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

11290 Pyrites Way, Suite 200
Gold River, California 95670
(Address of principal executive offices)

(916) 853-3300
(Registrant’s telephone number, including area code)

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved and the Board of Directors ratified a change in the compensation for a non-employee member of the Board of Directors, Robert Puccinelli. In-lieu of his semi-annual retainer payment of $10,000, Mr. Puccinelli will receive a grant of 7,000 options. These options are fully vested with an exercise price of $2.30 (determined by the closing price of InsWeb’s common stock on Thursday, October 25, 2006).

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006	INSWEB CORPORATION (Registrant)

/s/ William D. Griffin
William D. Griffin Chief Financial Officer (Principal Accounting Officer)